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                                                             EXHIBIT 21

CELADON GROUP, INC.

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SUBSIDIARY NAME                                  INCORPORATION JURISDICTION
---------------                                  --------------------------


Celadon Trucking Services, Inc.                             NJ

Celadon Real Estate Corp.                                   DE

Celadon Trucking Services of                                IN
    Indiana, Inc.

Celadon Transportation, LLP                                 IN

Celadon Acquisition Corp.                                   IN

Celadon Mexicana, S.A. de C.V.                              MX

Celadon Logistics, Inc.                                     DE

Celadon Jacky Maeder Company                                NY

Celadon Jacky Maeder (U.K.) Ltd.                            UK

Cheetah Brokerage Co.                                       NE

Cheetah Transportation, Inc.                                DE

Gerth Transport, Ltd.                                        ON

Guestair Ltd.                                               UK

International Freight Holding Corp.                         DE

JML Freight Forwarding, Inc.                                NY

Leasing Servisio, S.A. de C.V.                              MX

Randy Express, Ltd.                                         NY

Randy International, U.K.                                   UK

RIL Acquisition Corp.                                       DE

RIL Group, Ltd.                                             DE

RIL, Inc.                                                   DE

Servicios de Transportacion Jaguar, S.A. de C.V.            MX

Wellingmuft Holding Co.                                     NY

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                               audit98/sublist